United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  June 30, 2015

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On June 30, 2015, Realty Income Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Royal Bank of Canada, and Regions Bank, as Syndication Agents, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Documentation Agents.  The term of the Credit Agreement will begin on June 30, 2015 and replace the Company’s existing $1.5 billion revolving credit facility.  The Credit Agreement provides for a $2.0 billion senior unsecured revolving credit facility maturing June 30, 2019, unless extended as set forth in the Credit Agreement. Borrowings under the Credit Agreement bear interest at the LIBOR rate or the Base Rate, each as defined in the Credit Agreement, plus an Applicable Margin, as defined in the Credit Agreement, based on the Company’s credit ratings.  The initial Applicable Margin equals 0.90% per annum for LIBOR loans based on the Company’s current investment grade credit ratings.  An applicable commitment fee is payable on the amount of the Commitments, as defined in the Credit Agreement, based on the Company’s credit ratings.  The initial applicable commitment fee equals 0.15% per annum based on the Company’s current investment grade credit ratings.

The Credit Agreement also provides for a $250 million senior unsecured delayed draw term loan maturing June 30, 2020.  The Company is permitted to request up to four borrowings under the delayed draw term loan facility, which may be drawn from June 30, 2015 to but excluding December 30, 2015.  Borrowings under the term loan bear interest at the LIBOR rate or the Base Rate, each as defined in the Credit Agreement, plus an Applicable Margin, as defined in the Credit Agreement, based on the Company’s current investment grade credit ratings.  The initial Applicable Margin equals 0.95% per annum for LIBOR loans based on the Company’s credit ratings.  As described in the copy of the Credit Agreement filed as Exhibit 10.1 hereto, the Credit Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

            The foregoing description of the Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

            The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)  Exhibits

10.1   Credit Agreement among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Royal Bank of Canada and Regions Bank, as Syndication Agents, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2015	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                 Description

10.1                             Credit Agreement among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Royal Bank of Canada and Regions Bank, as Syndication Agents, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Documentation Agents.

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